Exhibit 4(d)(19)

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                        TERM LOAN AND SECURITY AGREEMENT

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                              BACK BAY CAPITAL, LLC
                                   THE LENDER

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                             TEXFI INDUSTRIES, INC.
                                  THE BORROWER

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                                 August 28, 1998

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                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS:

ARTICLE 2 - THE TERM LOAN:
         2-1.     Commitment To Make Term Loan............................................................... 12 ..
                  ----------------------------
         2-2.     The Term Note.............................................................................. 13 ..
                  -------------
         2-3.     Payment of Principal of the Term Loan.  ................................................... 13 ..
                  -------------------------------------
         2-4.     Interest. ................................................................................. 13 ..
                  ---------
         2-5.     Commitment and Closing Fee................................................................. 14 ..
                  --------------------------
         2-6.     Anniversary Fee............................................................................ 14 ..
                  ---------------
         2-7.     Collateral Monitoring Fee.................................................................. 14 ..
                  -------------------------
         2-8.     Early Termination Fee...................................................................... 14 ..
                  ---------------------
         2-9.     Payments................................................................................... 15 ..
                  --------

ARTICLE 3 - CONDITIONS PRECEDENT:
         3-1.     Corporate Due Diligence.................................................................... 15 ..
                  -----------------------
         3-2.     Opinion.................................................................................... 15 ..
                  -------
         3-3.     Additional Documents....................................................................... 16 ..
                  --------------------
         3-4.     Officers' Certificates..................................................................... 16 ..
                  ----------------------
         3-5.     Representations and Warranties............................................................. 16 ..
                  ------------------------------
         3-6.     Closing on Tranche A Loan.................................................................. 16 ..
                  -------------------------
         3-7      Minimum Excess Availability Under Tranche A Loan........................................... 16 ..
                  ------------------------------------------------
         3-8.     Waiver of Certain Provisions of 83/4% Debentures............................................ 16 ..
                  -------------------------------------------------
         3-9.     All Fees and Expenses Paid................................................................. 16 ..
                  --------------------------
         3-10.    No Default................................................................................. 16 ..
                  ----------

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
         4-1.     Payment and Performance of Liabilities..................................................... 17 ..
                  --------------------------------------
         4-2.     Due Organization - Corporate Authorization - No Conflicts.................................. 17 ..
                  ---------------------------------------------------------
         4-3.     Trade Names................................................................................ 18 ..
                  -----------
         4-4.     Infrastructure............................................................................. 18 ..
                  --------------
         4-5.     Locations.................................................................................. 19 ..
                  ---------
         4-6.     Title to Assets............................................................................ 19 ..
                  ---------------
         4-7.     Indebtedness............................................................................... 20 ..
                  ------------
         4-8.     Exchange Offer For 8 3/4% Debenture .......................................................... 21 ..
                  ------------------------------------
         4-9.     Insurance Policies......................................................................... 21 ..
                  ------------------
         4-10.    Licenses................................................................................... 22 ..
                  --------
         4-11.    Leases..................................................................................... 22 ..
                  ------
         4-12.    Requirements of Law........................................................................ 22 ..
                  -------------------
         4-13.    Maintain Properties........................................................................ 22 ..
                  -------------------
         4-14.    Pay Taxes.................................................................................. 23 ..
                  ---------
         4-15.    No Margin Stock............................................................................ 24 ..
                  ---------------
         4-16.    ERISA...................................................................................... 24 ..
                  -----
         4-17.    Hazardous Materials........................................................................ 25 ..
                  -------------------
         4-18.    Litigation................................................................................. 25 ..
                  ----------
         4-19.    Dividends or Investments................................................................... 25 ..
                  ------------------------
         4-20.    Loans...................................................................................... 26 ..
                  -----
         4-21.    Protection of Assets....................................................................... 26 ..
                  --------------------
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         4-22.    Line of Business........................................................................... 26 ..
                  ----------------
         4-23.    Affiliate Transactions..................................................................... 26 ..
                  ----------------------
         4-24.    Additional Assurances...................................................................... 27 ..
                  ---------------------
         4-25.    Adequacy of Disclosure..................................................................... 28 ..
                  ----------------------
         4-26.    Other Covenants............................................................................ 28 ..
                  ---------------

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
         5-1.     Maintain Records........................................................................... 29 ..
                  ----------------
         5-2.     Access to Records.......................................................................... 29 ..
                  -----------------
         5-3.     Immediate Notice to Lender ................................................................ 30 ..
                  ---------------------------
         5-4.     Monthly Reports............................................................................ 30 ..
                  ---------------
         5-5.     Quarterly Reports.......................................................................... 31 ..
                  -----------------
         5-6.     Financial Reports Provided to Tranche A Agent.............................................. 31 ..
                  ---------------------------------------------
         5-7.     Annual Reports............................................................................. 31 ..
                  --------------
         5-8.     Officers' Certificates..................................................................... 32 ..
                  ----------------------
         5-9.     Qualified Appraisals....................................................................... 32 ..
                  --------------------
         5-10.    Additional Financial Information........................................................... 33 ..
                  --------------------------------
         5-11.    Financial Performance Covenants............................................................ 33 ..
                  -------------------------------

ARTICLE 6 - GRANT OF SECURITY INTEREST:
         6-1.     Grant of Security Interest................................................................. 33 ..
                  --------------------------
         6-2.     Extent and Duration of Security Interest................................................... 34 ..
                  ----------------------------------------

Article 7 - Lender As Borrower's Attorney-In-Fact:
         7-1.     Appointment as Attorney-In-Fact............................................................ 34 ..
                  -------------------------------
         7-2.     No Obligation to Act....................................................................... 35 ..
                  --------------------

ARTICLE 8 - EVENTS OF DEFAULT:
         8-1.     Failure to Pay Term Loan................................................................... 36 ..
                  ------------------------
         8-2.     Failure To Make Other Payments............................................................. 36 ..
                  ------------------------------
         8-3.     Failure to Perform Covenant or Liability (No Grace Period)................................. 36 ..
                  ----------------------------------------------------------
         8-4.     Failure to Perform Covenant or Liability (Grace Period).................................... 36 ..
                  -------------------------------------------------------
         8-5.     Misrepresentation.......................................................................... 36 ..
                  -----------------
         8-6.     Acceleration of Other Debt. Breach of Lease................................................ 36 ..
                  -------------------------------------------
         8-7.     Default Under Other Agreements............................................................. 37 ..
                  ------------------------------
         8-8.     Uninsured Casualty Loss.................................................................... 37 ..
                  -----------------------
         8-9.     Judgment.  Restraint of Business........................................................... 37 ..
                  --------------------------------
         8-10.    Business Failure........................................................................... 37 ..
                  ----------------
         8-11.    Bankruptcy................................................................................. 38 ..
                  ----------
         8-12.    Indictment - Forfeiture.................................................................... 38 ..
                  -----------------------
         8-13.    Challenge to Loan Documents................................................................ 38 ..
                  ---------------------------
         8-14.    Change in Control.......................................................................... 38 ..
                  ------------------

ARTICLE 9 - RIGHTS AND REMEDIES UPON DEFAULT:
         9-1.     Rights of Enforcement...................................................................... 39 ..
                  ---------------------
         9-2.     Sale of Collateral......................................................................... 39 ..
                  ------------------
         9-3.     Occupation of Business Location............................................................ 40 ..
                  -------------------------------
         9-4.     Grant of Nonexclusive License.............................................................. 40 ..
                  -----------------------------
         9-5.     Assembly of Collateral..................................................................... 40 ..
                  ----------------------
         9-6.     Rights and Remedies........................................................................ 41 ..
                  -------------------
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ARTICLE 10 - NOTICES:
         10-1.    Notice Addresses........................................................................... 41 ..
                  ----------------
         10-2.    Notice Given............................................................................... 42 ..
                  ------------

ARTICLE 11 - TERM:
         11-1.    Effect of Termination...................................................................... 43 ..
                  ---------------------

ARTICLE 12 - GENERAL:
         12-1.    Protection of Collateral................................................................... 43 ..
                  ------------------------
         12-2.    Successors and Assigns..................................................................... 43 ..
                  ----------------------
         12-3.    Severability............................................................................... 44 ..
                  ------------
         12-4.    Amendments.  Course of Dealing............................................................. 44 ..
                  ------------------------------
         12-5.    Power of Attorney.......................................................................... 44 ..
                  -----------------
         12-6.    Application of Proceeds.................................................................... 44 ..
                  -----------------------
         12-7.    Lender's Costs and Expenses................................................................ 45 ..
                  ---------------------------
         12-8.    Copies and Facsimiles...................................................................... 45 ..
                  ---------------------
         12-9.    Massachusetts Law.......................................................................... 45 ..
                  -----------------
         12-10.   Consent to Jurisdiction.................................................................... 46 ..
                  -----------------------
         12-11.   Indemnification............................................................................ 46 ..
                  ---------------
         12-12.   Rules of Construction...................................................................... 47 ..
                  ---------------------
         12-13.   Intent..................................................................................... 48 ..
                  ------
         12-14.   Right of Set-Off........................................................................... 48 ..
                  ----------------
         12-15.   Maximum Interest Rate...................................................................... 49 ..
                  ----------------------
         12-16.   Waivers. .................................................................................. 49 ..
                  -------



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                                    EXHIBITS

         1-0               :        Qualified Appraisals
         2-2               :        Term Note
         4-2               :        Related Entities
         4-3               :        Trade Names
         4-5               :        Locations, Leases, and Landlords
         4-6               :        Encumbrances
         4-7               :        Indebtedness
         4-8               :        Principal Required Terms For Exchanged 8 3/4% Debentures
         4-9               :        Insurance Policies
         4-11              :        Capital Leases
         4-14              :        Taxes
         4-17              :        Hazardous Materials
         4-18              :        Litigation
         4-19(c)(iii)      :        Certain Investments
         4-25              :        Certain SEC Filings
         5-11              :        Financial Performance Covenants

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LOAN AND SECURITY AGREEMENT                                                                    Back Bay Capital LLC

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                                                                                                    August 28, 1998



         THIS AGREEMENT is made between

                  Back Bay Capital LLC, a Delaware limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109,


                  and

                  Texfi Industries, Inc. (hereinafter, the "Borrower"), a Delaware corporation with its principal executive offices at 1430 Broadway,  New York,
         New York  10018

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:
ARTICLE 1 - DEFINITIONS:

         As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

         "8 3/4% Debentures": Senior Subordinated 8.75% Debentures, due
                  August 1, 1999 issued pursuant to Indenture dated as of September 8, 1993, between the Borrower and Norwest Bank Minnesota, National Association, as successor trustee, as amended by First Supplemental Indenture dated as of March 10, 1998 and Second Supplemental Indenture dated as of March 15, 1996.

         "Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the
                  UCC, and also all:  accounts, accounts receivable, credit card receivables, notes, drafts,


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                  acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "Account Debtor":          Has the meaning given that term in the UCC.

         "Adjusted Operating Cash Flow":             Is defined in EXHIBIT 5-11.

         "Adjusted Permitted Investments:            "Permitted Investments" within the meaning of the
                  Tranche A Loan Agreement, except that the clause thereof which begins with the words
                  "other investments" shall be deemed to read:
                           "other Investments not in excess of $500,000.00."

         "Affiliate": With respect to any two Persons, a relationship in which
                  (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         "Anniversary Fee":         Is defined in Section 2-6.

         "Bankruptcy Code":         Title 11, U.S.C., as amended from time to time.

         "Bonds":          The 8 3/4% Bonds and the Subordinated Extendible Bonds.

         "Borrower":       Is defined in the Preamble.

         "Business Day":            Any day other than (a) a Saturday or  Sunday; (b) any day on which banks in Boston, Massachusetts or New York, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day
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                  on which the Lender is not open to the general public to conduct business.

         "Capital Expenditures":                     Is defined in EXHIBIT 5-11.

         "Capital Funds":                   Is defined in EXHIBIT 5-11.

         "Capital Lease":           Any lease which may be capitalized in accordance with GAAP.

         "Change in Control":       The occurrence of any of the following:
                           (a) The acquisition, by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, provided, however, any such acquisition by any Mentmore Person shall not constitute a "Change in Control".
                           (b) More than half of the persons at who are
                  directors of the Borrower are not Mentmore Persons.

         "Chattel Paper":           Has the meaning given that term in the UCC.

         "Collateral":     Is defined in Section 6-1.

         "Collateral Management Fee":       Is defined in Section 2-11.

         "Costs of Collection": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in


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                  connection with such efforts). The Costs of Collection are
                  Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

         "Current Pay Interest":    Is defined in Section 2-4(a)(i).

         "Debt Service Coverage Ratio":              Is defined in EXHIBIT 5-11.

         "Default":        The occurrence of any event which is or which, but for the giving of notice or the expiry of any applicable grace period (or both) would constitute, an Event of Default.

         "Documents":      Has the meaning given that term in the UCC.

         "Documents of Title":      Has the meaning given that term in the UCC.

         "Early Termination Fee":           Is defined in Section 2-8.

         "EBITDA":         Is defined in EXHIBIT 5-11.

         "Employee Benefit Plan":           As defined in ERISA.

         "Encumbrance":             Each of the following:
                           (a) Any security interest, mortgage, pledge,
                  hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.
                           (b) The filing of any financing statement under the
                  UCC or comparable law of any jurisdiction.

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         "End Date":       The date upon which all Liabilities have been paid in full.

         "Environmental Laws":              All of the following:
                                            (a)      Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any
                  standard of conduct or liability on account of or in respect to environmental protection matters, including, without
                  limitation, Hazardous Materials, as are now or hereafter in effect.
                                            (b)      The common law relating to damage to Persons or
                  property from Hazardous Materials.

         "Equipment": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA":          The Employee Retirement Security Act of 1974, as amended.

         "ERISA Affiliate": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "Events of Default":       Is defined in Article 8.  Each reference herein or in any of the Loan
                  Documents to an  "Event of Default" and its effect is to an "Event of Default" which has not been duly waived as provided in Section 12-4(b).

         "Exchange Offer":          Is defined in Section 4-8.

          "Exchanged 8 3/4% Debentures":                Is defined in Section 4-8.

         "Fixtures":       Has the meaning given that term in the UCC.

         "GAAP":           Principles which are consistent with those promulgated or adopted by the


                                                      .. 5 ..

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                  Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Lender, (a) the Borrower's compliance with the financial performance covenants imposed pursuant to Section 5-11 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

         "General Intangibles": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower,

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                  whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

         "Goods":          Has the meaning given that term in the UCC.

         "Hazardous Materials":             Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "Indebtedness":            All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:
                           (a) Money borrowed (including any indebtedness which
                  is non-recourse to the credit of such Person but which is
                  secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory Note, bond, debenture or
                  other written obligation to pay money.
                           (b) Any letter of credit or acceptance transaction
                  (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such
                  Person or reimbursement on account of which such Person would be obligated).
                           (c) The sale or discount of accounts receivable or
                  chattel paper of such Person.
                           (d)      Deposits or advances.
                           (e)      As lessee under Capital Leases.
                  "Indebtedness" also includes:
                                    (x) Indebtedness of others secured by an
                           Encumbrance on any asset of such Person, whether or
                           not such Indebtedness is assumed by such Person.
                                    (y) Any guaranty, endorsement, suretyship or
                           other undertaking pursuant to which that Person may
                           be liable on account of any obligation of any third
                           party.
                                    (z) The Indebtedness of a partnership or
                           joint venture in which such Person is a general
                           partner or joint venturer.

         "Indemnified Person":      Is defined in Section 12-11.
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         "Instruments":    Has the meaning given that term in the UCC.

         "Inventory": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         "Investment Property": Has the meaning given that term in the UCC.

         "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

         "Leasehold Interest": Any interest of the Borrower as lessee under any Lease.

         "Lender": Is defined in the Preamble to the within Agreement.

         "Lender's Rights and Remedies":             Is defined in Section 9-6.

         "Liabilities" (in the singular, "Liability") All and each of the following, whether now existing or hereafter arising:
                           (a) Any and all direct and indirect liabilities,
                  debts, and obligations of the Borrower to the Lender under this Agreement or any of the Loan Documents, each of every kind, nature, and description.
                           (b) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender under this Agreement or any of the Loan Documents (including all future advances whether or not made pursuant to a commitment by the Lender ), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.
                           (c) The Term Note and all notes and other obligations
                  of the Borrower

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                  under the Loan Documents which are now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.
                           (d) All interest, fees, and charges and other amounts
                  which may be charged by the Lender to the Borrower under this Agreement or any of the Loan Documents, and/or which may be due from the Borrower to the Lender from time to time under this Agreement or any of the Loan Documents.
                           (e) All costs and expenses incurred or paid by the
                  Lender in respect of or under this Agreement or any of the Loan Documents (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).
                           (f) Any and all covenants of the Borrower to or with
                  the Lender under this Agreement or any of the Loan Documents, and any and all obligations of the Borrower to act or to refrain from acting in accordance with under this Agreement or any of the Loan Documents.

         "Loan Documents": The within Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Lender, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Lender, as each may be amended from time to time.

         "Material Accounting Change": Any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of the within Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5-11 where such a breach would not have occurred if such change had not taken place or visa versa.

         "Maturity Date": The earliest of (a) the August 31, 2000; or (b) the occurrence of any event described in Section 8-11 hereof; or
                  (c) date set by written notice by the Lender to the Borrower, which notice sets the Maturity Date on account of the occurrence of any
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                  Event of Default other than as described in Section 8-11
                  hereof; or (d) date set by irrevocable written notice by the Borrower to the Lender, which notice sets the Maturity Date as a Business Day not less than Thirty (30) days after the date of the subject notice.

         "Mentmore: Mentmore Holdings Corporation, a Delaware corporation.

         "MentmorePerson": Mentmore; Richard Kramer; William Remley; any affiliate of Richard Kramer or William Remley; any Affiliate of Mentmore; or any shareholder, director, officer, or employee of Mentmore or any such Affiliate.

         "Monthly Installment": Is defined in Section 2-3(b).

         "Participant": Is defined in Section 12-14.

         "Permitted Encumbrances": Those Encumbrances permitted as provided in
                  Section 4-6(a) hereof.

         "Permitted Redemption": Is defined in Section 4-7(b)(ii).

         "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PIK Interest": Defined in Section 2-4(a)(ii).

         "Proceeds": Includes, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in
                  Section 6-1 hereof.

         "Qualified Appraisal": Any appraisal undertaken by any of those appraisers listed on EXHIBIT 1-0 , annexed hereto (and reasonable substitutes for each of such appraisers) using the same methodology and approach as had been undertaken in connection with the preparation of those appraisals relied upon by the Lender prior to the closing on the Term Loan.

         "Real Estate Collateral": The land, with the improvements thereon, owned by the Borrower in Fayetteville, North Carolina; Haw River, North Carolina; Rocky Mount, North Carolina;
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                  and Jefferson, Georgia.

         "Receivables Collateral": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

         "Related Entity": Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, or subsidiary, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower or by any Affiliate of the Borrower.

         "Requirement of Law": As to any Person:
                           (a)(i) All statutes, rules, regulations, orders, or
                  other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.
                           (b) That Person's charter, certificate of
                  incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "SEC":   The Securities and Exchange Commission.

         "Subordinated Extendible Bonds": The Subordinated Extendible 11% Bonds, due April 1, 2000 issued pursuant to that certain Indenture dated as of April 12, 1990 to which the Borrower is a party.

         "Term Note":      Is defined in Section 2-2.

         "Term Loan":      Is defined in Section 2-1 .

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         "Total Debt Service":      Is defined in EXHIBIT 5-11.

         "Total Interest Expense":          Is defined in EXHIBIT 5-11.

         "Tranche A Agent": BankBoston N.A., a national banking association, as Agent for the ratable benefit of the lenders under the Tranche A Loan Agreement, as amended from time to time.

         "Tranche A Default": The occurrence of any event which is or which is, but for the giving of notice or the expiry of any applicable grace period (or both) would constitute, an event of default or circumstance under which the Tranche A Loan could be accelerated.

         "Tranche A Loan": The revolving credit facility established pursuant to the Tranche A Loan Agreement.

         "Tranche A Loan Agreement": The $40,000,000 Loan and Security Agreement dated as of on or about August 28, 1998 among the Borrower, the Tranche A Agent, and the Lenders party thereto.

         "Tranche A Loan Documents": Those instruments and documents, including the Tranche A Loan Agreement, which evidence, govern, and control the Tranche A Loan.

         "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

         "Year 2000 Compliant": Computer applications which do not include a material risk they may not be able to recognize certain dates or properly perform date sensitive functions involving dates prior to and after December 31, 1999.

ARTICLE 2 - THE TERM LOAN:

         2-1. Commitment To Make Term Loan. Subject to satisfaction of the Conditions Precedent (Article 3) on or before August 31, 1998 (or their waiver (in accordance with Section 12-4(b)) of one or more of such Conditions Precedent by the Lender), the Borrower shall borrow from the Lender and

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the Lender shall lend to the Borrower the sum of $13,000,000.00 (the "Term
Loan"), repayable with interest as provided herein.

         2-2. The Term Note. The obligation to repay the Term Loan, with interest as provided herein, shall be evidenced by a Note (the "Term Note") in the form of EXHIBIT 2-2, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Term Note shall be required, however, to establish or prove any Liability. In the event that the Term Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

         2-3.     Payment of Principal of the Term Loan.
                  (a) The Borrower may repay all or any portion of the principal balance of the Term Loan from time to time until the Maturity Date without premium or penalty, but with the payment of the Early Termination Fee (if applicable) as provided in Section 2-8. Amounts which are so prepaid may not be reborrowed.
                  (b) Commencing with October 1, 1998, and on the first day of each month thereafter, the Borrower shall prepay $100,000.00 of the unpaid principal balance of the Term Loan (each of which payments is referred to herein as a "Monthly Installment").
                  (c) No earlier than August 31, 1999, nor more frequently than once in any 12 months, the Borrower, on 30 days notice from the Lender, shall prepay so much of the then unpaid principal balance of the Term Loan so that, immediately after such prepayment, the unpaid principal balance of the Term Loan does not exceed the aggregate of (i) plus (ii), below (each as determined by a Qualified Appraisal dated as of a date which is not more than 60 days prior to the date on which such notice is given by the Lender to the Borrower, a copy of which Qualified Appraisal shall be provided to the Borrower with such notice ) :
                           (i)      The lesser of
                                    (A) 65% of the orderly liquidation value or
                                    (B) 70% of the forced liquidation value of
                                        the Borrower's Equipment.
                           (ii) 50% of the fair market value of the Real Estate Collateral.

                  (d) On the Maturity Date, the Borrower shall repay the then entire unpaid balance of the Term Loan and all other Liabilities not otherwise duly waived.

         2-4.     Interest.
                  (a) The unpaid principal balance of the Term Loan shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), fixed at 15.0% per annum, payable as follow:
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                           (i) Interest on the unpaid principal balance of the
         Term Loan, at 12.0% per annum ("Current Pay Interest") shall be payable monthly in arrears, on the first day of each month, and on the Maturity Date.
                           (ii) Accrued Interest on the unpaid principal balance of the Term Loan, at 3.0% per annum ("PIK Interest") , shall be added to the then unpaid principal balance of the Term Note monthly, on the first day of each month, commencing with October 1, 1998. The aggregate balance of PIK Interest so added to the Term Note shall bear interest (determined based on a 360 day year and actual days elapsed) at 12% per annum.
                  (b) Following the occurrence of any Event of Default (and whether or not the Lender exercises any of the Lender's rights on account of such Event of Default), Current Pay Interest shall be 15% per annum and PIK Interest shall remain at 3% per annum.

         2-5.     Commitment and Closing Fees.
                  (a) As compensation for the Lender's having committed to make the Term Loan, the Lender has earned a commitment fee of $200,000.00 which is payable at earlier of ,
                           (i) the making out the Term Loan (in which event, the commitment fee shall be payable out of the proceeds of the Term Loan; or
                           (ii)     September 1, 1998.
                  (b) As compensation for the Lender's having made the Term Loan, the Lender has earned a Closing Fee of $190,000.00, which is payable out of the proceeds of the Term Loan.

         2-6. Anniversary Fee. As further compensation for the Lender's having made the Term Loan, the Lender has earned the "Anniversary Fee" of $390,000.00 which shall be due on the earlier of August 31, 1999 or the Maturity Date.

         2-7. Collateral Monitoring Fee. As compensation for its monitoring the Borrower's compliance with this Agreement, the Lender shall be paid a "Collateral Monitoring Fee" (so referred to herein) of $84,000.00, payable in installments of $3,500.00, each, on the first day of each month, commencing with September 1, 1998, and with the unpaid balance of such fee due on the Maturity Date, provided, however, any remaining balance of the Collateral Monitoring Fee shall be waived by the Lender in the event of either
                  (a) the early termination of the Term Loan on account of which the Early Termination Fee is paid; or
                  (b) the Term Loan is refinanced by the Tranche B Lender.
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         2-8.     Early Termination Fee.

                  (a) Except as provided in Section 2-8(b), any prepayment of the Term Loan which is made prior to June 1, 1999, shall be accompanied by an
Early Termination Fee (so referred to herein) equal to 1.5% of the amount so prepaid.
                  (b)      No Early Termination Fee shall be due on account of
                           (i)      payment of any Monthly Installment; or
                           (ii)     any prepayment pursuant to Section 4-13(d)(iv); or
                           (iii) any prepayment as part of a refinancing of the
Term Loan by the Lender.

         2-9. Payments. The Borrower authorizes the Lender to request that the Tranche A Agent pay over directly to the Lender any and all amounts due from time to time under this Agreement as advances under the credit facility created under the Tranche A Loan Agreement and hereby instructs the Tranche A Agent to honor such request. The Lender shall provide the Borrower with prompt written notice of any amount which the Lender receives from the Tranche A Agent pursuant to a request made under this Section.

ARTICLE 3 - CONDITIONS PRECEDENT:
         As condition to the effectiveness of this Agreement and the making of the Term Loan, each of the documents respectively described in Sections 3-1 through and including 3-4, (each in form and substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 3-5 through and including 3-11, shall have been satisfied:

         3-1.     Corporate Due Diligence.
                  (a) A Certificate of corporate good standing issued by the Secretary of State of Delaware.
                  (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned requires such qualification.
                  (c) A Certificate of the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         3-2. Opinion. An opinion of counsel to the Borrower in form and substance satisfactory
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to the Lender .

         3-3. Additional Documents. Such additional instruments and documents as the Lender or its counsel reasonably may require or request.

         3-4. Officers' Certificates. Certificates executed by the President and the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is a Default.

         3-5. Representations and Warranties. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

         3-6. Closing on Tranche A Loan. The closing on the Tranche A Loan as contemplated by the letter agreement, dated on or about August 14, 1998, between the Tranche A Agent and the Borrower (or the closing on the Tranche A Loan contemporaneous with the closing on the Term Loan).

         3-7 Minimum Excess Availability Under Tranche A Loan. Excess availability under the Tranche A Loan, following the closing on the amendment of the Tranche A Loan as described in Section 3-6 after giving effect to all charges made in connection with such amendment and the making of the Term Loan as contemplated herein, but exclusive of check float, shall not be less than $4,000,000.00.

         3-8. Waiver of Certain Provisions of 8 3/4% Debentures. The waiver, by the requisite holders of 8 3/4% Debentures, of the requirement to make deposits in the nature of sinking fund payments as set forth in the indenture and its supplements which govern the 8 3/4% Debenture.

         3-9. All Fees and Expenses Paid. All fees due at the closing on the Term Loan and all costs and expenses incurred by the Lender in connection with such closing (including the fees and expenses of counsel to the Lender) shall have been paid.

         3-10.    No Default.       No Default shall then exist.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its
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head offices in Boston, Massachusetts. Under no circumstances will the within
Agreement take effect until executed and accepted by the Lender at said head office.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce the Lender to establish the loan arrangement contemplated herein and to make the Term Loan (which loan shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document), makes those representations, warranties, and covenants included in the within Agreement.

         4-1. Payment and Performance of Liabilities. The Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         4-2.     Due Organization - Corporate Authorization - No Conflicts.
                  (a) The Borrower presently is and shall hereafter remain in good standing as a Delaware corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.
                  (b) Each Related Entity is listed on EXHIBIT 4-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.
                  (c) The Borrower shall not change its State of incorporation nor its taxpayer identification number.
                  (d) The Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.
                  (e) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security and mortgage interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                                                     .. 17 ..

                           (i) Have been duly authorized by all necessary corporate action.
                           (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.
                           (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.
                  (f) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors generally and except as the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.


         4-3.     Trade Names.
                  (a) EXHIBIT 4-3, annexed hereto, is a listing of:
                  (i) All names under which the Borrower ever conducted its business.
                  (ii) All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.
                  (b) The Borrower will not change its name or conduct its business under any name not listed on EXHIBIT 4-3 except (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Lender and (ii) in compliance with all other provisions of this Agreement.

         4-4.     Infrastructure.
                  (a) The Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted.
                  (b) On or before the following date, the Borrower shall furnish the Lender with a certificate of the Borrower's Chief Financial Officer to the effect that, in all material respects, the Borrower's following components of the Borrower's information management systems are Year 2000
Compliant.:

                           (i)      Accounting systems:                December 1, 1998.
                           (ii)     Process control systems:           March 1, 1999.
                           (iii)    Manufacturing support systems:     May 1, 1999.
                           (iv)     All other systems:                 May 1, 1999.
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                  (c) The Borrower will not employ any computer application
hereafter unless the Borrower shall have first made a diligent inquiry to assure that no material Year 2000 Problem will arise on account of the use of such application.
                  (d) The Borrower owns and possesses, or has the right to use
(and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the
Borrower's conduct of the Borrower's business.
                  (e) To the Borrower's knowledge, the conduct by the Borrower of the Borrower's business does not presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         4-5.     Locations.
                  (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the Borrower's chief executive offices at
                           (i)      1430 Broadway, New York, New York 10018; and
                           (ii) those locations which are listed on EXHIBIT 4-5, annexed hereto, which EXHIBIT specifies those locations owned by the Borrower and those which are leased by it.
                  (b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-5 except to:
                           (i) accomplish sales of Inventory in the ordinary course of business; or (ii) move Inventory from one such location to another such location; or (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).
                  (c) Except as otherwise disclosed pursuant to, or permitted by, this Section 4-5, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

         4-6.     Title to Assets.
                  (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "Permitted Encumbrances"):
                           (i)   Encumbrances in favor of the Lender.

                                                     .. 19 ..

                           (ii) "Permitted Liens" within the meaning of the Tranche A Loan Agreement
                           (iii) Those Encumbrances (if any) listed on
                           EXHIBIT 4-6, annexed hereto.

                  (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.
                  (c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by the within Agreement, in which Equipment any third party has an interest, except for:
                  (i) Equipment which is merely incidental to the conduct of the Borrower's business.
                  (ii) Equipment, the acquisition or right to use of which has been consented to by the Lender, which consent may be conditioned upon the Lender's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.

         4-7.     Indebtedness.
                  (a) The Borrower does not and shall not hereafter have any Indebtedness with the exceptions of:
                           (i)  Any Indebtedness to the Lender .
                           (ii) "Permitted Purchase Money Debt" within the meaning of the Tranche A Loan Agreement.
                           (iii) The Indebtedness (if any) listed on EXHIBIT
                  4-7, annexed hereto.
                  (b) The Borrower shall not repay or prepay any Indebtedness other than
                           (i) in accordance with the pre-default tenor of such
                  Indebtedness; or
                           (ii) the "Permitted Redemption", by which is meant
                  the redemption of the Bonds, but only if each of the following conditions are satisfied:
                                    (A) The aggregate of Bonds which are so
                           redeemed does not exceed $8,000,000.00.
                                    (B) The Borrower shall have provided the
                           Lender with not less than seven (7) days prior written notice of each such redemption, which notice shall include a pro forma calculation of excess availability, under the Tranche A Loan, immediately after such forthcoming redemption.
                                    (C) Excess availability under the Tranche A
                           Loan, immediately after the subject redemption, is not less than $4,000,000.00.
                                    (D) The Borrower's accounts payable are all
                           within customary terms accorded to the Borrower.
                                    (E) The redemption is permitted under the
                           Tranche A Loan

                                                     .. 20 ..

                           Documents.

                                    (F) No Event of Default has occurred.
                                    (G) The Exchange Offer shall have been
                                        consummated.
                  (c) The Borrower shall cause the Permitted
                  Redemption to be consummated by no
later than September 1, 1999.

         4-8. Exchange Offer For 8 3/4% Debenture . On or before April 30, 1999, the Borrower shall consummate an exchange offer (the "Exchange Offer") with holders of not less than $27,100,000.00 in principal amount of the 8 3/4% Debentures which Exchange Offer shall include the following features (the debentures which result from the Exchange Offer are referred to herein as the "Exchanged 8 3/4% Debentures"):
                  (a) Interest may accrue on the Exchanged 8 3/4% Debentures at up to 15% per annum, subject, however, to a limit of 8.75% current pay and the balance payable at maturity.
                  (b) The maturity of the Exchanged 8 3/4% Debentures shall be extended to August 1, 2002.
                  (c) The Borrower may issue warrants to the holders of the Exchanged 8 3/4% Debentures, pursuant to which the indebtedness evidenced by the Exchanged 8 3/4% Debentures may be converted to preferred stock of the Borrower which is convertible into common stock of the Borrower.
                  (d) The Borrower's indebtedness evidenced by the Exchanged 8 3/4% Debentures may be secured on a deeply subordinated basis on terms, including standstill provisions, as outlined in Exhibit 4-8.

         4-9.     Insurance Policies.
                  (a) EXHIBIT 4-9, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.
                  (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender . The coverage reflected on EXHIBIT 4-9 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the

                                    .. 21 ..

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Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.
                  (c) The Borrower shall advise the Lender of each claim in excess of $50,000.00 made by the Borrower under any policy of insurance which covers the Collateral.

         4-10. Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

         4-11. Leases. EXHIBIT 4-11, annexed hereto, is a schedule of all presently effective Capital Leases. Exhibit 4-5 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

         4-12. Requirements of Law. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

         4-13.    Maintain Properties. The Borrower shall:
                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).
                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.
                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.
                  (d) Not sell, lease, or otherwise dispose of any of the Collateral or the Real Estate

                                    .. 22 ..

Collateral, other than the following:
                           (i) The sale of Inventory in compliance with the within Agreement.
                           (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.
                           (iii) The disposal of Equipment other than as described in Section 4-13(d)(ii), the cash proceeds of which (net of reasonable costs and expenses of the subject disposition) in excess of a cumulative aggregate of $50,000.00 in any 12 month period are applied, not later than 30 days after receipt of such net proceeds, towards the prepayment of the Term Note.
                           (iv) The turning over to the Lender of all Receipts as provided herein.

         4-14.    Pay Taxes.
                  (a) The Borrower has received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrower's federal income tax returns for all tax years through and including the Borrower's taxable year referenced on EXHIBIT 4-14, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.
                  (b) The Borrower has received written notice from the respective state and local taxing authorities to which the Borrower is subject that such authorities have completed their respective examination of the Borrower's returns for all state and local income, excise, sales, and other taxes for which the Borrower is liable for the respective tax years referenced on EXHIBIT 4-14, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.
                  (c) Except as disclosed on said EXHIBIT 4-14, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any other taxing authority.
                  (d) The Borrower has, and hereafter shall: pay, as they become due and payable, all

                                    .. 23 ..

taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.
                  (e) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender , in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Default occasioned by the Borrower's failure to have made such payment.

         4-15. No Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U,T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4-16. ERISA. Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:
                  (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.
                  (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.
                  (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).
                  (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.
                  (e) Accumulate any material funding deficiency within the meaning of ERISA.
                  (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.
                  (g) Be a member of, contribute to, or have any obligation under any Employee
                                    .. 24 ..

Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

         4-17.    Hazardous Materials.
                  (a) Except as described on EXHIBIT 4-17, annexed hereto, the Borrower has never:
                  (i) Been legally responsible for any release or threat of release of any Hazardous Material.
                  (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.
                  (b) At the execution of this Agreement, the aggregate remediation cost for which the Borrower is obligated on account of those matters described in Section 4-17(a) does not exceed $300,000.00.
                  (c) The Borrower shall:
                           (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws.
                           (ii) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.
                  (d) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

         4-18. Litigation. Except as described in EXHIBIT 4-18, annexed hereto, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         4-19.    Dividends or Investments. The Borrower shall not:
                  (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.
                  (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.
                                    .. 25 ..

                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity other than

                           (i)      The Permitted Redemption; and
                           (ii)     Adjusted Permitted Investments.
                           (iii) As described on EXHIBIT 4-19(c)(iii), annexed
                  hereto.

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.
                  (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.
                  (f)      Organize or create any Related Entity.
                  (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.
                  (h) Acquire any assets other than in the ordinary course and conduct of the Borrower's business as conducted at the execution of this Agreement

         4-20. Loans. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:
                  (a) Advance payments made to the Borrower's suppliers in the ordinary course.
                  (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

         4-21. Protection of Assets. The Lender, in the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

         4-22. Line of Business. The Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.
                                    .. 26 ..

         4-23.    Affiliate Transactions.
                  (a) The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price and on terms which shall
                           (i)      be
                                    (A) competitive and fully deductible as an
                  "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and
                                    (B) not be less favorable from those which
                  would have been charged in an arms length transaction;
                           or
                           (ii) be permitted by Section 4-23(b) or 4-23(c).
                  (b) No payment shall be made to Mentmore until the consummation of the Exchange Offer except for payments which satisfy each of the following conditions:
                           (i) The payment otherwise satisfies the standards included in Section 4- 23(a)(i).
                           (ii) The payment is required by be made under the Borrower's Managment Agreement with Mentmore, which Agreement was in effect on August 1, 1998.
                           (iii) The payment constitutes reimbursement for actual out-of-pocket expenses paid by Mentmore directly and indirectly to third parties for the account or benefit of the Borrower.
                  (c)       Following the consummation of the Exchange Offer,
                           (i) payments otherwise permitted pursuant to Section 4-23(b) may continue to be made; and
                           (ii) the Borrower may make payments to Mentmore, not to exceed $112,500.00 per month, but only if no Event of Default has occurred or will occur after giving effect to such payment.

         4-24.    Additional Assurances.
                  (a) Immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) all property and assets owned by the Borrower, or in which the Borrower has any interest, will be subject to a perfected security or mortgage or other collateral interest in favor of the Lender (subject only to Permitted Encumbrances) to secure the Liabilities.
                  (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon or contemporaneous with such acquisition, subject to such a perfected

                                    .. 27 ..

security or mortgage or other collateral interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances).
                  (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security and mortgage interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.
                  (d) The Borrower hereby designates the Lender as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Lender's security , mortgage, and other collateral interests in the Collateral.
                  (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4-24 shall be sufficient for filing to perfect the security interests granted herein.

         4-25.    Adequacy of Disclosure.
                  (a) After giving effect to those filings with the SEC described on EXHIBIT 4-25, annexed hereto, all financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.
                  (b) The Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of the within Agreement.
                  (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of the within Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

                                    .. 28 ..

         4-26. Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.


ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         5-1.     Maintain Records. The Borrower shall:
                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.
                  (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.
                  (c) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.
                  (d) Not change the Borrower's fiscal year.

         5-2.     Access to Records.
                  (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.
                  (b) The Borrower hereby authorizes the Lender and the Lender's representatives to:
                           (i) Inspect, copy, duplicate, review, cause to be
                  reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and

                                    .. 29 ..

directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

         (ii)     Verify at any time the Collateral or any portion thereof.

         5-3.     Immediate Notice to Lender .
                  (a) The Borrower shall provide the Lender with written notice, reasonably promptly after the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:
                           (i)      Any change in the Borrower's officers.
                           (ii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).
                           (iii) Any material change in the business, operations, or financial affairs of the Borrower.
                           (iv) The occurrence of any Default or Tranche A Default.
                           (v) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(c)).
                           (vi) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.
                  (b)      The Borrower shall:
                           (i) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).
                           (ii)     Provide the Lender:
                                    (A) When filed, copies of all filings with the SEC.
                                    (B) When received, copies of all
                                    correspondence from the SEC, other than
                                    routine non-substantive general
                                    communications from the SEC.
                           (iii) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

         5-4. Monthly Reports. The Borrower, monthly, shall provide the Lender with original counterparts withing thirty (30) days of the end of the then immediately prior month:

                  (a) A listing of all Equipment which the Borrower is then offering for sale or other disposition.
                  (b) A schedule of all Equipment (have a unit value in excess of $10,000.00) which


                                    .. 30 ..

was disposed of during the then immediately prior month, with detail as to compliance of such disposition with Section 4-13(d)(ii) or 4-13(d)(iv) of this Agreement.
                  (c) Proof of payment of all real estate and use taxes due during the then immediately prior month.
                           (d) An internally prepared financial statement of the
                  Borrower's financial condition the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison of same store sales for the corresponding month of the then immediately previous year.

         5-5. Quarterly Reports. The Borrower shall provide the Lender, quarterly, within Forty Five (45) days following the end of each of the Borrower's fiscal quarters, with an original counterpart of a management prepared financial statement of the Borrower for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year.

         5-6. Financial Reports Provided to Tranche A Agent. The Borrower hereby consents to the Tranche A Lender's providing the Lender with copies of all financial statements and reports required under the Tranche A Loan Agreement.

         5-7.     Annual Reports.
                  (a) Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.
                  (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Lender) that:
                           (i) Such annual financial statement will be delivered by the Borrower to the


                                    .. 31 ..

         Lender.


                           (ii) It is the primary intention of the Borrower, in
                  its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.
                           (iii) The Borrower has been advised that the Lender
                  will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by the within Agreement.
                  (c) The Borrower will use its best efforts to cause each annual statement to be accompanied by such accountant's Certificate indicating that, in the preparation of such annual statement, such accountants did not conclude that any Default had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

         5-8. Officers' Certificates. The Borrower shall cause the Borrower's President and Chief Financial Officer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:
                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however to the following:
                           (i) usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).
                           (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5-11.
                  (b) Indicate either that (i) no Default has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.
                  (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5-11 hereof.

         5-9. Qualified Appraisals. Upon the Lender's request from time to time, the Borrower shall permit the Lender to obtain Qualified Appraisals (in all events, at the Borrower's expense) in order to determine whether a mandatory prepayment described in Section 2-3(c) is to be required, it being understood that the Borrower shall be obligated to reimburse the Lender only for no more than one set of

                                    .. 32 ..

such Qualified Appraisals in any 12 month period.

         5-10.    Additional Financial Information.
                  (a) In addition to all other information required to be provided pursuant to this Article 5, the Borrower promptly shall provide the Lender (and any guarantor of the Liabilities), with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.
                  (b) The Borrower may provide the Lender, from time to time hereafter, with updated projections of the Borrower's anticipated performance and operating results.
                  (c) In all events, the Borrower, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrower's fiscal years, shall furnish the Lender with an updated and extended projection which shall go out at least through the end of the then next fiscal year.
                  (d) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Borrower is confidential to the Lender and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         5-11. Financial Performance Covenants. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 5-11, annexed hereto. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants).

ARTICLE 6 - GRANT OF SECURITY INTEREST:
         6-1. Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "Collateral"):
                  (a)      All Accounts and Accounts Receivable.

                                    .. 33 ..

                  (b)      All Inventory.
                  (c)      All General Intangibles.
                  (d)      All Equipment.
                  (e)      All Goods.
                  (f)      All Fixtures.
                  (g)      All Chattel Paper.
                  (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.
                  (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.
                  (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing.(6-1(a) through 6- 1(i)) or otherwise.
                  (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (6-1(a) through 6-1(i)), including the right of stoppage in transit.
                  (l)      All Leasehold Interests.

         6-2. Extent and Duration of Security Interest. The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender .

ARTICLE 7 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:

         7-1. Appointment as Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, effective following the occurrence of an Event of Default, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:
                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                                    .. 34 ..

                  (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.
                  (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.
                  (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.
                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.
                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.
                  (g) Use, license or transfer any or all General Intangibles of the Borrower.

         7-2. No Obligation to Act. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 7-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


ARTICLE 8 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 8 respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 8-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the


                                    .. 35 ..

occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender, with written notice to the Borrower. The occurrence of any Event of Default shall also constitute, at the option of the Lender, with written notice to the Borrower, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

         8-1. Failure to Pay Term Loan. The failure by the Borrower to pay any amount when due under the Term Loan.

         8-2. Failure To Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Term Loan.

         8-3. Failure to Perform Covenant or Liability (No Grace Period). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 8-1 or Section 8-2 hereof, and included in any of the following provisions hereof:
                           Section             Relates to            :
                           ------------------------------------------
                           4-5              Location of Collateral
                           4-6              Title to Assets
                           4-7              Indebtedness
                           4-9              Insurance Policies
                           4-14             Pay taxes
                           4-23             Affiliate Transactions
                           4-24             Additional Assurances
                           6-1              Use of Collateral
                           Article 5        Reporting Requirements and Financial
                                             Covenants

         8-4. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower, upon Ten (10) days written notice by the Lender , to cure the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 8-1, 8-2, or 8-3 hereof.

         8-5. Misrepresentation. Any representation or warranty at any time made by the Borrower to the Lender, was not true or complete in all material respects when given.

         8-6.     Acceleration of Other Debt. Breach of Lease.
                  (a) The occurrence of any event such that any Indebtedness of the Borrower in excess of $1,000,000.00 to any creditor other than the Lender could be accelerated or, without the

                                    .. 36 ..

consent of the Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).
                  (b) The occurrence of any "Event of Default" within the meaning of the Tranche A Loan Agreement

         8-7. Default Under Other Agreements. The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

         8-8. Uninsured Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         8-9.     Judgment.  Restraint of Business.
                  (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.
                  (b) The entry of any judgment in excess of $100,000.00 against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.
                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

         8-10. Business Failure. Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or more than a de minimus part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any part of the

                                    .. 37 ..

Borrower's business or operations.


         8-11. Bankruptcy. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

         8-12. Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.


         8-13.    Challenge to Loan Documents.
                  (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.
                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         8-14.    Change in Control.        Any Change in Control.




                                    .. 38 ..

ARTICLE 9 - RIGHTS AND REMEDIES UPON DEFAULT:

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter.

          9-1. Rights of Enforcement. The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:
                  (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.
                  (b) To take possession of all or any portion of the Collateral.
                  (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.
                  (d) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.
                  (e) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         9-2.     Sale of Collateral.
                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.
                  (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.


                                    .. 39 ..

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.
                  (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.
                  (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Lender on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Lender.
                  (f) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 9 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

         9-3. Occupation of Business Location. In connection with the Lender's exercise of the Lender's rights under this Article 9, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 9, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

         9-4. Grant of Nonexclusive License. The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         9-5. Assembly of Collateral. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are


                                    .. 40 ..

reasonably convenient to both the Lender and Borrower.

         9-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the " Lender's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender 's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.



ARTICLE 10 - NOTICES:

         10-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:



                                    .. 41 ..

If to the Lender:
                                    Back Bay Capital LLC
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention        : Mr. Robert DeAngelis
                                                       Director
                                    Fax : 617 434-4339

         With a copy to:
                                    Riemer & Braunstein
                                    Three Center Plaza
                                    Boston, Massachusetts  02108
                                    Attention       : Richard B. Jacobs, Esquire
                                    Fax             :  617 723-6831

If to the Borrower:
                                    Texfi Industries, Inc.
                                    1430 Broadway
                                    New York, New York 10018
                                    Attention        :  Mr. Robert Ambrosini
                                    Fax              : 212 930-7208

         With a copy to:
                                    Winston & Strawn
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention      : Jonathan Goldstein, Esquire
                                    Fax            : (212) 294-4700

         10-2.    Notice Given.
                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):
                           (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.
                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.
                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered.
         Otherwise, at the opening of the then next Business Day.
                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one
         (1) hour after being sent. Otherwise, at the opening of the then next Business Day.
                  (b) Rejection or refusal to accept delivery and inability to deliver because of a


                                    .. 42 ..

changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.



ARTICLE 11 - TERM:

         11-1. Effect of Termination. On the Maturity Date, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Term Note, as well as all accrued and unpaid interest thereon (including all accrued and unpaid PIK Interest); any then remaining balance of the Collateral Management Fee; the Anniversary Fee (if not previously paid): any Early Termination Fee, and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible. Until such payment, all provisions of this Agreement, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security and other collateral interests granted the Lender by the Borrower hereunder may be upon such reasonable conditions and indemnifications as the Lender may require.


ARTICLE 12 - GENERAL:

         12-1. Protection of Collateral. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

         12-2. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.



                                    .. 43 ..

         12-3. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         12-4.    Amendments.  Course of Dealing.
                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.
                  (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         12-5. Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

         12-6. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such


                                    .. 44 ..

order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

         12-7.    Lender's Costs and Expenses.
                  (a) The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of the Lender which relate to the credit facility contemplated hereby.

                  (b) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to request that the Tranche A Agent advance the amount of such fees and advances under the credit facility created under the Tranche A Loan Agreement and hereby instructs the Tranche A Agent to honor such request. The Lender shall provide the Borrower with prompt written notice of any amount which the Lender receives from the Tranche A Agent pursuant to a request made under this Section.
                  (c) The undertaking on the part of the Borrower in this
Section 12-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 12-7.

         12-8. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         12-9. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.


                                    .. 45 ..

         12-10.   Consent to Jurisdiction.
                  (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.
                  (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.
                  (c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.
                  (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.
                  (e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         12-11. Indemnification. The Borrower shall indemnify, defend, and hold the Lender and any Participant and any employee, officer, or agent of the Lender and of any Participant (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge


                                    .. 46 ..

executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section 12-11.

         12-12. Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:
                  (a) Each reference herein to any Tranche A Loan Document is to that instrument or document in the form executed contemporaneously with the execution of this Agreement in satisfaction of the conditions precedent set forth in Section 3-6 and not to any amendment or modification of such Tranche A Loan Document other than any amendment or modification to which the Lender has given its written consent.
                  (b) Words in the singular include the plural and words in the plural include the singular.
                  (c) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.
                  (d) The words "includes" and "including" are not limiting.
                  (e) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.
                  (f) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.
                  (g) Text which is shown in italics, shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.
                  (h) The words "may not" are prohibitive and not permissive.
                  (i) The word "or" is not exclusive.
                  (j) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).
                  (k) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.
                  (l) The symbol "$" refers to United States Dollars.


                                    .. 47 ..

                  (m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.
                  (n) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.
                  (o) Except as otherwise specifically provided, all references to time are to Boston time.
                  (p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:
                           (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.
                           (ii) The word "from" means "from and including".
                           (iii) The words "to" and "until" each mean "to, but excluding".
                           (iv) The work "through" means "to and including".
                  (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 12-13 hereof, provided, however, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Document, the provisions of the within Agreement shall govern and control.

         12-13.   Intent. It is intended that:
                  (a)      This Agreement take effect as a sealed instrument.
                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.
                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.
                  (d) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.
                  (e) Unless otherwise explicitly provided herein, the Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion.

         12-14. Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the Borrower from the Lender or any participant (a "Participant") in the credit facility contemplated


                                    .. 48 ..

hereby or any from any Affiliate of the Lender or any Participant and any cash, securities, instruments or other property of the Borrower in the possession of the Lender any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Lender or any Participant or any such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time the same are due and whether or not other collateral is then available to the Lender or any Participant or any such Affiliate.

         12-15. Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         12-16.   Waivers.
                  (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 12-16(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.
                  (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:
                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.
                           (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.
                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).


                                    .. 49 ..

                           (iv) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.
                           (v) Any claim to consequential, special, or punitive
damages.






                                    .. 50 ..

                                              TEXFI INDUSTRIES, INC.
                                                        ("Borrower")

                                 By  /s/ Robert P. Ambrosini
                                    ________________________________

                         Print Name: Robert P. Ambrosini
                                    ________________________________

                              Title: Chief Financial Officer
                                    ________________________________



                                                BACK BAY CAPITAL LLC
                                                          ("Lender")

                                 By /s/ Robert DeAngelis
                                    _________________________________

                         Print Name: Robert DeAngelis
                                    ________________________________

                              Title: SVP/Managing Director
                                    ________________________________

                                  EXHIBIT 1-0
                              QUALIFIED APPRAISAL

                         Equipment: Marshall & Stevens
                        Real Estate: JL Lee & Associates

TERM NOTE                                                BACK BAY CAPITAL, LLC

Boston, Massachusetts                                   As of August 28,  1998

      FOR VALUE RECEIVED, the undersigned, Texfi Industries, Inc., a Delaware corporation with its principal executive offices at 1430 Broadway, New York, New York 10018 (the "BORROWER") promises to pay to the order of Back Bay Capital, LLC, a Delaware limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109 (hereinafter, with any subsequent holder, the "LENDER") the principal sum of THIRTEEN MILLION AND NO/100 DOLLARS ($13,000,000.00), with interest thereon at the times and in the manner set forth in the Term Loan and Security Agreement of even date (as such may be amended hereafter, the "LOAN AGREEMENT") between the Lender and the Borrower.

      This is the "Term Note" to which reference is made in the Loan Agreement, and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein.

      The Lender's books and records concerning this Term Note, the accrual of interest thereon, and the repayment hereof, shall be prima facie evidence of the indebtedness to the Lender hereunder.

      No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

      The Borrower, and each endorser and guarantor of this Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted by the Lender with respect to this Note and/or any collateral given to secure this Note or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other person obligated on account of this Note.

      This Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

      The liabilities of the Borrower, and of any endorser or guarantor of this Note, are joint and several, PROVIDED, HOWEVER, the release by the Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Note. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Lender of the person from whom contribution is sought have been satisfied in full.

      This Note is delivered to the Lender at the offices of the Lender in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

      The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender in the establishment and maintenance of Lender's relationship with the Borrower contemplated by the within Note, is relying thereon. THE BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THE BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THE BORROWER OR OF ANY OTHER PERSON LIABLE TO THE LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER, ANY SUCH PERSON, AND THE LENDER.

                                    .. 2 ..

                                                        TEXFI INDUSTRIES, INC.
                                                                (The "BORROWER")


                                               By:____________________________

                                               Name: _________________________

                                             Title: __________________________

                                   EXHIBIT 4-2
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                       And
                              Back Bay Capital, LLC



                                  Subsidiaries


Borrower is the parent company of a wholly owned subsidiary, Casualwear Express, Inc. for which the jurisdiction of organization is North Carolina. Casualwear Express, Inc. is an inactive corporation that has not been officially dissolved.

                                   EXHIBIT 4-3
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                       And
                              Back Bay Capital, LLC



                                   Trade Names

                                      Texfi
                                  Texfi Blends

                                   EXHIBIT 4-5
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                       And
                              Back Bay Capital, LLC


                                    Locations
                                    ---------
Owned Properties
----------------

400 English Road
Rocky Mount, North Carolina
27804

601 Hoffler Drive
Fayetteville, North Carolina
28301

28 Epps Street
Jefferson, Georgia
30549

105 Stone Street
Haw River, North Carolina
27258

Leased Properties
-----------------

5400 Glenwood Avenue
Suite 215 (beginning November 4, 1994)
Suite 318 (April 1, 1990 through November 3, 1994)
Raleigh, North Carolina
27612

US Colors
English Road
Rocky Mount, North Carolina
27804

Mid-Atlantic Warehouse & Storage
7041 Stanley Park Drive
Rocky Mount, North Carolina
27804

110 East 9th Street
Suite B729
Los Angeles, California
90079-2827

10 Southern Trace
Lake Wylie, South Carolina
29710

                                  EXHIBIT 4-6
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                      And
                             Back Bay Capital, LLC


                                  Encumbrances
                                  ------------



                                      None

                                  EXHIBIT 4-7
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                      And
                             Back Bay Capital, LLC


                                  Indebtedness
                                  ------------


Senior Subordinated Debentures, 8 3/4%, due August 1, 1999, First Union National Bank as trustee

First Supplemental Indenture to the Senior Subordinated Debentures, 8 3/4%, due August 1, 1999, dated March 10, 1995 between Borrower and First Union National Bank as trustee

Second Supplemental Indenture to the Senior Subordinated Debentures, 8 3/4%, due August 1, 1999, dated March 15, 1996 between Borrower and First Union National Bank as trustee

Subordinated Extendible Debentures, 11%, due April 1, 2000, State Street Bank and Trust Company as trustee, First Union National Bank as paying agent

Master Loan and Security Agreement between BOT Financial Corporation and the Borrower dated June 1, 1993

Master Loan and Security Agreement between KeyCorp. Leasing Ltd. and the Borrower dated June 1, 1993

$50,000 obligations of the Borrower with respect to letter of credit #37559, dated October 12, 1993, with NationsBank, N.A. as lender and Liberty Mutual Insurance Company as beneficiary, as amended

Employment Agreement between the Borrower and Gerald Rubinfeld dated January 1, 1997

Employment Agreement between the Borrower and Andrew J. Parise, Jr. dated April 1, 1997

Employment Agreement between the Borrower and Robert Ambrosini dated May 1,
1998

                                  EXHIBIT 4-8
          Minimum Subordination Features for Exchanged 8 3/4% Debentures

   ------------------------------------------------------------------------


      |_| Any security or mortgage interest, or lien or encumbrance granted or created to secure the Exchanged 8 3/4% Debentures shall be junior to the interests in the subject collateral of the Lender and the Tranche A Agent and any successor lender to the Borrower.

      |_| Each instrument which evidences any security or mortgage interest, or lien or encumbrance which secures the Exchanged 8 3/4% Debentures shall include a conspicuous legend, on its first page, that the interest, liens or encumbrance created therein is subject and subordinate to the interests of the Lender and the Tranche A Agent and any successor lender to the Borrower.

      |_| Payments otherwise due under or on account of the Exchanged 8 3/4% Debentures may be suspended by written notice to the Trustee for such Debentures (the "TRUSTEE") of the occurrence of any Event of Default.

      |_| Neither the holders of, nor the Trustee, may accelerate or cause the acceleration of the Exchanged 8 3/4% Debentures for 180 days following written notice by the Trustee to the Lender and the Tranche A Agent and any successor lender to the Borrower, which written notice may not be given until the date on which such acceleration otherwise could be effected.

      |_| Neither the holders of, nor the Trustee, may exercise any rights upon default with respect to any collateral granted to secure the Exchanged 8 3/4% Debentures, except upon 15 days written notice given by the Trustee to the Lender and the Tranche A Agent and any successor lender to the Borrower, which written notice may not be given the expiry of the 180 day period referenced above, nor with respect to any collateral as to which any of the Lender, the Tranche A Agent, or any successor lender to the Borrower shall then be exercising such Person's rights as a secured creditor upon default.


 .. September 14, 1998,,                                            EXHIBIT 4-8

                                  EXHIBIT 4-11
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                      And
                             Back Bay Capital, LLC


                                 Capital Leases
                                 --------------


                                      None

                                  EXHIBIT 4-14
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                      And
                             Back Bay Capital, LLC


                                     Taxes
                                     -----


Examination relating to Federal, North Carolina, South Carolina, and New York State income tax returns completed for fiscal years ending on and prior to October 31, 1993.

The Borrower has signed an extension of time limitations relating to an audit by the City of New York on tax returns for the fiscal years ending October 31, 1991 through October 31, 1994.

The Borrower filed amended New York City income tax returns in the fall of 1997 paying the taxes and interest due in respect of tax warrants previously recorded by New York City, but declining to pay penalties sought by such warrants. Such amended returns are being reviewed by the New York City tax authorities.

                                  EXHIBIT 4-17
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                      And
                             Back Bay Capital, LLC


                              Hazardous Materials
                              -------------------


Small quantities of certain organic solvents are present in the groundwater at a New Bern, North Carolina site previously owned by the Borrower. The Borrower engaged the engineering firm of Charles T. Main, Inc. to conduct an assessment of the contamination and to propose a plan of remediation. Charles T. Main, Inc. completed a Remedial Act Plan which was approved by the Division of Environmental Management, North Carolina Department of Environment, Health and Natural Resources ("NCDEHNR"). The Borrower obtained a permit to treat recovered groundwater and discharge it into an infiltration gallery at the New Bern site. The engineering firm of Four Seasons Industrial Services, Inc. was engaged to complete the engineering, design and installation of the groundwater remediation system. The Borrower engaged Aquaterra Engineering to implement the Corrective Action Plan. The corrective activities which have continued for several years are conducted pursuant to a Special Order by Consent entered into between the Borrower and NCDEHNR. The improved portion of this New Bern site has been sold to the Borrower's former tenant there, but the Borrower continues to be responsible for the groundwater remediation project. An escrow fund was established by the Borrower for the payment of expenses associated with said groundwater remediation project. The Borrower believes that no further remediation should be required and has requested that NCDEHNR remove the site and consider the Corrective Action Plan complete. NCDEHNR denied this request and the Borrower is in the process of appealing this ruling.

The unimproved portion of the New Bern site retained by the Borrower includes an area that was used in earlier years by the Borrower as a refuse and solid waste disposal site. The Borrower engaged the engineering firm of Delta Environmental Consultants, Inc. to conduct a preliminary assessment of the site in order to determine whether it is causing or has the potential to cause environmental damage. The preliminary report indicated the possibility that some remedial activity may be required. The existence of the site was reported to the State of North Carolina. The Borrower has conducted no further assessment of the site and no Governmental Authority has made a request for remedial activity.

Reference is hereby made to the information contained in the following reports, copies of which have been provided to the Lender:

      (1) Updated Phase I Environmental Site Assessment dated August 25, 1998 for Texfi Industries, Inc., 28 Epps Street, Jefferson, Georgia;

      (2) Phase I Environmental Site Assessment dated August 25, 1998 for Texfi Industries, Inc., 601 Hoffer Drive, Fayetteville, North Carolina;

      (3) Updated Phase I Environmental Site Assessment dated August 25, 1998 for Texfi Industries, Inc., 105 Stone Street, Haw River, North Carolina;

      (4) Phase I Environmental Site Assessment dated August 25, 1998 for Texfi Industries, Inc., 400 English Road, Rocky Mount, North Carolina; and

      (5) Phase II Environmental Site Assessments dated August 27, 1998 for Texfi Industries, Inc. Facilitites in Rocky Mount and Fayetteville, North Carolina

                                  EXHIBIT 4-18
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                       And
                              Back Bay Capital, LLC


                                   Litigation
                                   ----------

Action filed in 1993 by Robert Shapiro, President of Fabri-Com, Inc. for payments allegedly due him under an alleged sales commission agreement. Fabric-Com has asserted three causes of action against Texfi Industries, Inc. and is demanding damages of $30 million dollars. Shapiro was a commissioned sales agent who was never an employee of Texfi Elastex or its predecessor Stedman Elastics. Shapiro was paid all commissions due through his dismissal in 1993 and is trying to assert that he is due additional fees under an agreement which never existed. An answer to the complaint was served. Discovery is complete. Fabri-Com has dismissed its one cause of action against defendant Dynarex. The case is pending in the Supreme Court of the State of New York, New York County.

Action commenced by Worldtex, Inc. and Elastex, Inc., as plaintiffs, against the Borrower, as defendant, in the Supreme Court of the State of New York, County of New York, under Index Number 981602807, alleging obligations of the Borrower to pay the plaintiffs the aggregate amount of approximately $285,000 in connection with post-closing adjustments and related matters arising out of an agreement for the sale of the Borrower to the plaintiffs of the Borrower's Narrow Fabrics Division in October 1997. The Borrower answered the complaint in this matter. Discussions related to possible settlement are pending.

                              EXHIBIT 4-19(c)(iii)
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                      And
                             Back Bay Capital, LLC


                              Certain Investments
                              -------------------

$100,000 Certificate of Deposit at NationsBank, N.A. dated October 20, 1997 with a twelve-month term

$4,524,285 Note Receivable from Clarendon Holdings, LLC dated as of December 15, 1997 repayable as to principal in a single payment on the tenth anniversary of the date of issuance thereof (subject to required prepayments from specified funds) and as to interest, at the rate of 5% per annum, only when principal is repaid

                                  EXHIBIT 4-25
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

                             Texfi Industries, Inc.
                                      And
                             Back Bay Capital, LLC


                              Certain SEC Filings
                              -------------------


The Borrower's annual report for the fiscal year ended on October 31, 1997 on Form 10-K/A and its quarterly report for the fiscal quarter ended January 31, 1998 on Form 10-Q/A, each containing restated financial statements for the fiscal year and quarter, respectively, covered thereby, as filed with the SEC on June 22, 1998.

                                  EXHIBIT 5-11

                        Financial Performance Covenants


1. DEBT SERVICE COVENANT RATIO: The Borrower will not suffer to permit its Debt Service Coverage Ratio to be less than the following for the period indicated:

                           DEBT SERVICE COVERAGE RATIO
-------------------------------------------------------------------------------

PERIOD                                                       MINIMUM RATIO
-------------------------------------------------------------------------------
Fiscal quarter ending on or about October 31, 1998           1.2
-------------------------------------------------------------------------------
Two consecutive fiscal quarters ending  on or about January
31, 1999                                                     1.25
-------------------------------------------------------------------------------
Three consecutive fiscal quarters ending on or about April
30, 1999                                                     1.3
-------------------------------------------------------------------------------
Each four consecutive fiscal quarters ending after April
30, 1999.                                                    1.3
-------------------------------------------------------------------------------

2.    MINIMUM CAPITAL FUNDS:        The Borrower will not suffer or permit
its Capital Funds to be less than the following at any time during the period indicated:

                              Minimum Capital Funds
-------------------------------------------------------------------------------
PERIOD                                            $ THOUSANDS
-------------------------------------------------------------------------------
Through October 31, 1998                          12,300
-------------------------------------------------------------------------------
November 1, 1998 through July 31, 1999            11,000
-------------------------------------------------------------------------------
August 1, 1999 through January 31, 2000           11,400
-------------------------------------------------------------------------------
February 1, 2000 through April 30, 2000           11,700
-------------------------------------------------------------------------------
All times after April 30, 2000                    12,000
-------------------------------------------------------------------------------

 .. September 14, 1998 ..                                            EXHIBIT 5-11

DEFINITIONS:      As used herein, the following terms have the following
meanings:

      "ADJUSTED OPERATING CASH FLOW": For any test period, means EBIT for such period MINUS the sum of
                  (i) cash income taxes paid by the Borrower during such period
            (net of cash refunds of income taxes received by them during such period) PLUS
                  (ii) the amount of Capital Expenditures not financed with Debt
            (other than proceeds of the Term Loan) of the Borrower and its Consolidated Subsidiaries during such period after deducting all capitalized interest related thereto. PLUS the sum of
                  (x)   depreciation expense PLUS
                  (y)   amortization expense, PLUS
                  (z) accrued and unpaid management fees owed by the Borrower to Mentmore to the extent that such fees had been deducted in the calculation of EBIT,

            in each case of the Borrower for such period.

      "CAPITAL FUNDS": At the time of determination, the Net Worth of the Borrower plus outstanding Subordinated Debt.

      "DEBT": means,
                  (a)   Indebtedness for money borrowed,
                  (b) Indebtedness, whether or not in any such case the same was for money borrowed,
                        (i) represented by notes payable, and drafts accepted, that represent extensions of credit,
                        (ii) constituting obligations evidenced by bonds,
                  debentures, notes or similar instruments, or
                        (iii) upon which interest charges are customarily paid
                  or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),
                  (c) Indebtedness that constitutes an obligation on account of a Capital Lease, and
                  (d) Indebtedness which has been guarantied by the Borrower, but only to the extent that the obligations described Guaranteed are obligations that would

                                    .. 2 ..
 .. September 14, 1998 ..                                            EXHIBIT 5-11
                  constitute Debt.

      "EBIT": For any test period , Net Income of the Borrower for such period,
            PLUS the sum of
                  (i) federal and state income tax expense PLUS
                  (ii) Total Interest Expense
            MINUS any amount in respect of federal or state income tax refunds or interest income, all of the foregoing to the extent deducted in computing consolidated Net Income.

      "NET INCOME": Tthe net income (or net loss) of any Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:
                  (a) The net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose net Income is being determined or a Subsidiary of such Person.
                  (b) The net income (or net loss) of any Person in which the
            Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions.
                  (c) Any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period.
                  (d) Any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, business units and other capital assets. provided that there shall also be excluded any related charges for taxes thereon,
                  (e) Any net gain arising from the collection of the proceeds of any insurance policy.
                  (f) Any write-up of any asset.
                  (g) Any other extraordinary item.

      "NET WORTH": Any Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP, PROVIDED THAT, as this Definition is applied to the Borrower, accured and unpaid management fees to Mentmore deducted in the computation of such shareholders' equity shall be added

                                    .. 3 ..
 .. September 14, 1998 ..                                            EXHIBIT 5-11
            back to such shareholders' equity and noncash gains or losses recorded or realized after August 1, 1998 in respect of the disposal of intangibles assets shall be excluded from such computations.

      "SUBORDINATED DEBT":          The Debt of the Borrower under the Bonds
            and other Debt of the Borrower that is subordinated to the Liabilities on terms and conditions satisfactory to the Lender.

      "TERM DEBT":      Debt of the Borrower on account of the Term Loan.

      "TOTAL DEBT SERVICE":    For any test period, the sum of
                  (i) repayments of principal of Term Debt scheduled to be made during such period PLUS
                  (ii)  Total Interest Expense,
            MINUS, to the extent included in Total Interest Expenses for such period, any amortization of bond discount on the Bonds or the Exchanged 8 3/4% Debentures which is not payable in cash.

      "TOTAL INTEREST EXPENSE":      For any test period , total cash
            interest expense of the Borrower, determined in accordance with GAAP, but including all capitalized interest in connection with Capital Expenditures.

                                    .. 4 ..
 .. September 14, 1998 ..                                            EXHIBIT 5-11